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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 28, 1998



                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)




          Delaware                     001-07573                 73-0618660
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



          8 East Third Street                                      74103
            Tulsa, Oklahoma                                      (Zip Code)
(Address of principal executive offices)


                                 (918) 585-8221
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         On October 28, 1998, Parker Drilling Company ("Parker"), Superior Energy Services, Inc. ("Superior") and Saints Acquisition Company, a wholly owned subsidiary of Parker ("Saints") entered into an Agreement and Plan of Merger that would merge Saints into Superior, with Superior thereafter becoming a wholly owned subsidiary of Parker. The merger will be structured as a tax free exchange of .90 of a share of Parker common stock for each share of Superior common stock.

         The merger is subject to both Superior and Parker stockholder approval, Hart-Scott-Rodino clearance, the authorization for more capital stock by the Parker stockholders and certain other conditions. The necessary filings for Hart-Scott-Rodino clearance and the filing with the Securities and Exchange Commission of Parker's Registration Statement covering the Parker shares to be issued in the merger will be made as soon as practicable. Parker anticipates submitting the merger to its stockholders for approval at its annual meeting early next year. Subject to the Superior and Parker stockholder approvals and the satisfaction of the other conditions, it is anticipated that the transaction will be consummated in the first quarter of next year.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Exhibits.

                  2.1 Agreement and Plan of Merger dated October 28, 1998 between Superior Energy Services, Inc., the Registrant and Saints Acquisition Company;

                  99.1 Press release issued by the Registrant on October 29,
                       1998 announcing the execution of an Agreement and Plan of Merger between the Registrant and Superior Energy Services, Inc.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PARKER DRILLING COMPANY


                                       By   /s/ James J. Davis
                                            ------------------------------------
                                                James J. Davis
                                                Senior Vice President--Finance
                                                and Chief Financial Officer



Dated:  November 5, 1998


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
  2.1     Agreement and Plan of Merger dated October 28, 1998 between Superior
          Energy Services, Inc., the Registrant and Saints Acquisition Company

  99.1 Press release issued by the Registrant on October 29, 1998 announcing the execution of an Agreement and Plan of Merger between the Registrant and Superior Energy Services, Inc.